UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant:	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

Pharma-Bio Serv, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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PHARMA-BIO SERV, INC.
Pharma-Bio Serv Building
#6 Road 696
Dorado, Puerto Rico, 00646

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on March 26, 2010

To our Stockholders:

The Annual Meeting of Stockholders of Pharma-Bio Serv, Inc (the “Company”) will be held on Friday, March 26, 2010, at 1:00 p.m. local time at the offices of the Company located at the Pharma-Bio Serv Building, #6 Road 696, Dorado, Puerto Rico, 00646 for the following purposes:

(1)	The election of five directors to serve until the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)	To ratify the selection of Horwath Velez & Co. PSC as the Company’s independent certified public accountants for the fiscal year ending October 31, 2010; and

(3)	The transaction of such other and further business as may properly come before the meeting or any, adjournments or postponements of the meeting.

The board of directors has fixed the close of business on February 10, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the annual meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 is being mailed with this proxy statement.

By order of the Board of Directors,

/s/ Nélida Plaza
President of Puerto Rico Operations and Secretary

Dorado, Puerto Rico
February 26, 2010

IMPORTANT NOTICE
REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 26, 2010

The accompanying proxy statement and the 2009 Annual Report on Form 10-K are available at

http://www.pharmabioserv.com

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE AS DESCRIBED ON THE ENCLOSED PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

PHARMA-BIO SERV, INC.
Pharma-Bio Serv Building
#6 Road 696
Dorado, Puerto Rico, 00646

PROXY STATEMENT

Annual Meeting of Stockholders
To be held on March 26, 2010

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pharma-Bio Serv, Inc. of proxies to be voted at our 2010 Annual Meeting of Stockholders and at any and all postponements or adjournments thereof. Our Annual Meeting will be held on Friday, March 26, 2010, at 1:00 p.m. local time at the offices of the Company located at the Pharma-Bio Serv Building, #6 Road 696, Dorado, Puerto Rico, 00646.  This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about February 26, 2010. In this proxy statement Pharma-Bio Serv, Inc. and its subsidiaries are referred to as the ‘‘Company,’’ ‘‘we,’’ ‘‘our’’ or ‘‘us.”

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock at the close of business on February 10, 2010, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 20,751,215 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Under recent New York Stock Exchange rule changes, a broker does not have the discretion to vote on the election of directors.  As a result, any broker that is a member of the NYSE will not have the discretion to vote on the election of directors.  A broker non-vote or an abstention will have no effect on the proposals.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” Proposal 1 - the election of each of the nominees to the Board named herein, and “FOR” Proposal 2 - the ratification of Horwath Velez & Co. PSC as our independent certified public accountants. If, however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a shareholder on the records of American Stock Transfer & Trust Company, our transfer agent, a proxy card for voting those shares will be included with this proxy statement. If you own shares in street name, meaning that your shares are held by a bank or brokerage firm or other nominee, you may instead receive a voting instruction form from that institution with this proxy statement to instruct it how to vote your shares.

To vote shares of the Company that you own or over which you have voting control as of the February 10 , 2010, you may cast your vote in person at the Annual Meeting or by proxy. You may cast your vote by proxy by mail. To obtain directions to be able to attend the meeting and vote in person please contact Nélida Plaza, President of Puerto Rico Operations and Secretary, at (787) 278-2709.

By Mail

1.      Complete the proxy card indicating your vote with respect to the three proposals listed in the proxy card.

2.      Sign and print your name and the date where indicated on the proxy card. Insert the completed proxy card into the enclosed self-addressed, postage-paid return envelope and seal and mail the return envelope. Make certain that you complete the proxy card before putting it into the return envelope. If the proxy card is not properly filled out, it will be null and void. If you vote by mail, your proxy card must be received by March 26, 2010, at 1:00 p.m. local time.

All votes will be tabulated by an Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company’s executive office, located at the Pharma-Bio Serv Building, #6 Road 696, Dorado, Puerto Rico 00646 for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder.

Attendance and Voting at the Annual Meeting

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own common stock in street name, you may attend the Annual Meeting but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting, even if you plan on attending the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

Revocation

If you own common stock of record, you may revoke a previously granted proxy at any time before it is voted by delivering to Nélida Plaza, the President of Puerto Rico Operations and Secretary of the Company, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder owning common stock in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

ELECTION OF DIRECTORS

Our directors are elected annually by the stockholders to serve until the next annual meeting of stockholders or until their respective successors are duly elected. Our bylaws provide that the number of directors comprising the whole board shall be determined from time to time by the board. The size of the board for the ensuing year is five directors. Our board of directors is recommending that the five incumbent directors named below be re-elected. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the board, and any shares represented by proxy will be voted for the substitute nominee, unless the board reduces the number of directors.

Mr. Perlysky was elected at director at the time of our organization in 2004. The other directors were elected in January 2006 in connection with our acquisition of Pharma-Bio Serv PR, Inc. (“Pharma-PR”), formerly Plaza Consulting Group, Inc.

The following table sets forth certain information concerning the nominees for director:
Name	Age	Positions with the Company	Director Since
Elizabeth Plaza[3]	46	President, Chief Executive Officer and Chairman of the Board and Director	2006
Kirk Michel[1,2]	54	Director	2006
Dov Perlysky[2,3]	47	Director	2004
Howard Spindel[1]	64	Director	2006
Irving Wiesen[1,2,3]	55	Director	2006

1   Member of the Audit and Compensation Committees.

2   Member of the Mergers and Acquisition Committee.

3   Member of the Nominating Committee.

Elizabeth Plaza has been the president and sole director of Pharma-PR since 1997, when the Company was incorporated after operating as a sole proprietorship since 1993, and she has been our president and chief executive officer since January 25, 2006. Ms. Plaza holds a B.S. in Pharmaceutical Sciences, magna cum laude, from the School of Pharmacy of the University of Puerto Rico. She was a 40 under 40 Caribbean Business Award recipient in 2002, the 2003 recipient of Ernst & Young’s Entrepreneur of the Year Award in Health Science, one of the 2003 recipients of the Puerto Rico Powerful Business Women Award, elected as Puerto Rico Manufacturers Association 2004 (Metropolitan-West Region) Executive of the Year, and Puerto Rico 2008 Executive of the Year.

Kirk Michel, a director since January 25, 2006, has been a managing director of KEMA Advisors, Inc., a boutique financial advisory firm located in Hillsborough, North Carolina since 2002. KEMA Advisors provides financial advisory services to middle market companies and governmental agencies. From 1995 to 2002, Mr. Michel was the co-founder and a managing director of Bahia Group Holdings, LLC which provided corporate finance, public finance and merger and acquisition services to middle market companies and governmental agencies. Mr. Michel holds a M.B.A. degree from the Columbia University Graduate School of Business and a B.A. in Economics from Northwestern University.

Dov Perlysky had been our president, has been a director since 2004 and has been the managing member of Nesher, LLC a private investment firm since 2000. On January 25, 2006, in connection with the reverse acquisition, Mr. Perlysky resigned as president and became a consultant to us. From 1998 until 2002, Mr. Perlysky was a vice president in the private client group of Laidlaw Global Securities, a registered broker-dealer. He received his B.S. in Mathematics and Computer Science from the University of Illinois in 1985 and a Masters in Management from the JL Kellogg Graduate School of Northwestern University in 1991. Mr. Perlysky is a director of Engex, Inc., a closed-end mutual fund and he is also a director for Highlands State Bank.

Howard Spindel, a director since January 25, 2006, has been a consultant with Integrated Management Solutions, a securities industry consulting and recruitment firm which he founded, since 1985. In this capacity, he has also acted as a financial and operations principal, general securities principal, registered representative and options principal for several broker-dealers during this period. He is also a director of Engex, Inc., a closed-end mutual fund and Florham Consulting Corp (soon to be renamed Educational Investors, Corp), a training company. Mr. Spindel received a B.S. in accounting from Hunter College and is a Certified Public Accountant.

Irving Wiesen, a director since January 25, 2006, has practiced as an attorney specializing in food and drug law and regulation in the pharmaceutical and medical device industries for more than twenty-five years. For more than the past five years he has been of counsel to the New York law firms, Ullman, Shapiro and Ullman, LLP and Cohen, Tauber, Spievack & Wagner. Prior to that, Mr. Wiesen was a partner in the New York food and drug law firm, Bass & Ullman, and also served as division counsel of Boehringer Ingelheim Pharmaceuticals, Inc. Mr. Wiesen represents pharmaceutical, medical device and biotechnology companies in all aspects of FDA regulation, corporate practice and compliance, litigation and allied commercial transactions. Mr. Wiesen received his J.D. degree from the New York University School of Law and holds an M.A. in English Literature from Columbia University and a B.A., cum laude, from Yeshiva University.

Elizabeth Plaza and Nélida Plaza, our President of Puerto Rico Operations and Secretary, are sisters. There is no other family relationship among our officers and directors.

Vote Required

Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors.  Stockholders do not have the right to cumulate their votes for directors.

The board of directors recommends a vote FOR the nominees listed above.

Directors’ Compensation

Effective as of May 6, 2008, non-employee directors receive (i) $1,500 quarterly retainer fee, (ii) $1,000 for attendance at each meeting of the Board of Directors and (iii) $500 for attendance at each Committee meeting. Pursuant to our 2005 Long Term Incentive Plan, as amended (“Plan”), each independent director receives an option to purchase 25,000 shares of the Company’s common stock on the date of his or her election, and, on the first trading day of January in each year thereafter, the independent director received an automatic option to purchase 5,000 shares of the Company’s common stock. On April’s 2007 Annual Meeting of Shareholders, the Plan was amended to increase the automatic stock options grant to 10,000 shares.  Mr. Michel, Perlysky, Spindel and Wiesen are our non-employee directors, all of which are independent directors since their appointment in January 2006, except for Mr. Perlysky which became an independent director in February 2009.

The following table summarizes the compensation paid to our non-employee directors for the year ended October 31, 2009.

Name	Fees Earned or Paid in Cash(1)	Option Awards (2)(3)	Total

Kirk Michel	$13,000	$3,097	$16,097
Dov Perlysky	$17,000	$2,786	$19,786
Howard Spindel	$18,000	$3,097	$21,097
Irving Wiesen	$17,500	$3,097	$20,597

(1)	Includes amounts earned during fiscal 2008 and paid during fiscal 2009 as follows: Mr. Perlysky – $5,000; Mr. Spindel - $5,500; and Mr. Wiesen - $5,500.
(2)
Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation costs recognized by us in fiscal year 2009 for option grants that were made to directors as determined pursuant to FAS 123R. The assumptions used to calculate the value of option awards are set forth under Note I – Stock Options and Stock Based Compensation in our audited financial statements for the fiscal year ended October 31, 2009, included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

(3)
The options grants have a term of five years from the grant date and an exercise price equal to the fair market value on the date of grant. The options are exercisable as to 50% of the shares six months from the date of grant and as to the remaining 50% 18 months from the date of grant.
As of October 31, 2009, each of our non-employee directors held the following number of options to purchase shares of common stock:

Messrs. Michel, Spindel, and Wiesen			Dov Perlysky
Grant Date	Options	Exercise Price	Grant Date	Options	Exercise Price
1/25/2006	25,000	$0.7344	1/10/08	10,000	$0.6980
1/03/2007	5,000	$0.7500	2/02/09	10,000	$0.5000
4/19/2007	5,000	$0.6500
1/02/2008	10,000	$0.7400
1/02/2009	10,000	$0.5000

Board Meetings and Committees; Annual Meeting Attendance

The Board oversees our business and affairs and monitors the performance of management. The Board met regularly during the fiscal year ended October 31, 2009 (“fiscal 2009”) and continues to meet regularly to review matters affecting our Company and to act on matters requiring Board approval. The Board also holds special meetings whenever circumstances require and may act by unanimous written consent. During fiscal 2009, the Board of Directors held four regular meetings and one special meeting. No actions by written consent were made. During fiscal 2009, all directors attended all board and committee meetings held during this period. The Board of Directors encourages, but does not require, its directors to attend the Company’s annual meeting.

The Board has determined that the following directors are independent pursuant to Nasdaq Rule 5605 (“Nasdaq Rules”) (even though the Company’s securities are not traded on the Nasdaq market):  Kirk Michel, Dov Perlysky, Howard Spindel and Irving Wiesen.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, Mergers and Acquisition Committee, and the Nominating Committee.

Audit Committee

The members of the Audit Committee are Howard Spindel, Chairman, Kirk Michel and Irving Wiesen, all of whom are independent directors as determined by the Nasdaq Rules. The responsibilities and duties of the Audit Committee consist of but are not limited to: (1) overseeing the financial reporting process; (2) meeting with our external auditors regarding audit results; (3) engaging and ensuring independence of our outside audit firm and (4) reviewing the effectiveness of the Company’s internal controls. The Audit Committee met one time during fiscal 2009.

Our Board has determined that Mr. Spindel qualifies as an “Audit Committee financial expert” within the meaning of applicable regulations of the Securities and Exchange Commission, promulgated pursuant to the Sarbanes-Oxley Act of 2002. Our board of directors has adopted a written charter for the Audit Committee which the Audit Committee reviews and reassesses for adequacy on an annual basis. A copy of the Audit Committee’s charter is located on our website at www.pharmabioserv.com.

Compensation Committee

The members of the Compensation Committee are Kirk Michel, Chairman, Howard Spindel and Irving Wiesen, all of whom are independent directors as determined by the Nasdaq Rules.  The responsibilities and duties of the Compensation Committee consist of, but are not limited to: (1) approving salaries and incentive compensation of executive officers, as well as the compensation of our Board members; (2) reviewing compensation plans, policies and benefit programs for employees, generally and (3) administering the employee stock option and benefit plans, when designed by the Board. While performing its duties, the Compensation Committee receives substantial input from the Chief Executive Officer regarding the appropriate level and type of compensation for our executives. The Compensation Committee has not retained a compensation consultant to review our policies and procedures with respect to executive compensation. The Compensation Committee met three times during fiscal 2009. A copy of the Compensation Committee’s charter is located on our website at www.pharmabioserv.com.

Mergers and Acquisitions Committee

The members of the Mergers and Acquisitions Committee are Dov Perlysky, Kirk Michel and Irving Wiesen. Messrs. Michel, Perlysky and Wiesen are independent directors as determined by the Nasdaq Rules. The responsibilities and duties of the Mergers and Acquisitions Committee consist of (1) reviewing and providing guidance to management and the Board with respect to business development activities including acquisitions, investment and divestiture strategies, (2) assisting management in the assessment of potential transactions, and (3) advising management and the Board in the selection and use of financial, legal and other advisors. The Mergers and Acquisition Committee met one time during fiscal 2009.

Nominating Committee

The members of the Nominating Committee are Dov Perlysky, Elizabeth Plaza and Irving Wiesen. We have not adopted a written charter for this committee at the present time. If the Nominating Committee identifies a need to replace a current member of the Board, to fill a vacancy on the Board, or to expand the size of the Board, the Nominating Committee considers candidates from a variety of sources. The process followed by the Nominating Committee to identify and evaluate candidates include (a) meetings to evaluate biographical information and background material relating to candidates, (b) requiring candidates to complete questionnaires to elicit information of the type required to be disclosed by us in reports filed with the SEC, (c) conducting background investigations by qualified independent organizations experienced in conducing criminal and civil investigatory reviews, (d) interviews of selected candidates by members of the Board and (e) such other personal and financial reviews and analyses as the Nominating Committee may deem appropriate in connection with the consideration of candidates.

Recommendations by the Nominating Committee of candidates for inclusion in the Board slate of director nominees are based upon criteria such as business experience and skills, independence as defined by the Nasdaq listing requirements (even though the Company’s securities are not traded on the Nasdaq market) or other independence standard deemed appropriate by the Nominating Committee, distinction in their activities, integrity, the ability to commit sufficient time and attention to the Board’s activities and the absence of potential conflicts with the Company’s interests. The Nominating Committee also considers any other relevant factors that it may from time to time deem appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluation of all prospective nominees. The Nominating Committee considers candidates for Board membership, including those suggested by shareholders applying the same criteria to all candidates. We intend on adopting a shareholder nomination policy in the near future. The Nominating Committee met one time during fiscal 2009.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our board of directors should address the communication either to the board of directors or to the individual director c/o Ms. Nélida Plaza, President of Puerto Rico Operations and Secretary, c/o Pharma-Bio Serv, Inc., the Pharma-Bio Serv Building, #6 Road 696, Dorado, Puerto Rico, 00646. Ms. Plaza will forward the communication either to all of the directors, if the communication is addressed to the board, or to the individual director, if the communication is directed to a director.

Nominees for Director

Any stockholder who wants to nominate a candidate for election to the board must deliver timely notice to our secretary at our principal executive offices. In order to be timely, the notice must be delivered as follows:

•
in the case of an annual meeting, not less than 120 calendar days prior to the anniversary date of the Company's release of the proxy statement to shareholders in connection with the immediately preceding annual meeting of stockholders, although if we did not hold an annual meeting or the annual meeting is called for a date that is not within 30 days of the anniversary date of the prior year’s annual meeting, the notice must be received a reasonable time before we begin to print and mail our proxy materials; and

•	in the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be received a reasonable time before we begin to print and mail our proxy materials.

The stockholder’s notice to the secretary must set forth:

•
as to each person whom the stockholder proposes to nominate for election as a director (a) his or her name, age, business address and residence address, (b) his or her principal occupation and employment, (c) the number of shares of our common stock are owned beneficially or of record by him or her and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations of the Commission thereunder; and

•
as to the stockholder giving the notice (a) his or her name and record address, (b) the number of shares of common stock of the corporation which are owned beneficially or of record by him, (c) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (d) a representation by him or her that he or she is a holder of record of our stock entitled to vote at such meeting and that he intends to appear in person or by proxy at the meeting to nominate the person or persons named in this notice and (e) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations of the Commission thereunder.

The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Any person who desires to nominate a candidate for director at our 2011 Annual Meeting should provide the information required not later than October 30, 2010.

SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We are asking our stockholders to ratify the Audit Committee’s selection of Horwath Velez & Co. PSC (“Horwath”) as our independent certified public accountants for the year ending October 31, 2010. If the stockholders do not ratify the appointment of Horwath, the selection of our independent certified public accountants may be reconsidered by our Audit Committee.

We engaged Horwath as our independent public accountants on September 25, 2006 and Horwath audited the Company’s consolidated financial statements for the fiscal years ended October 31, 2009, 2008 and 2007. Representatives of Horwath are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Principal Accountant Fees and Services

We were billed by Horwath in 2009 and 2008 as follows:

Description of services:	Fiscal 2009	Fiscal 2008
Audit fees	$37,000	$41,000
Audit related fees	35,500	30,550
Tax fees	950	-
All other fees	4,515	-
	$77,965	$71,550

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Horwath and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case by case basis. The Audit Committee approved one hundred percent (100%) of all such professional services provided by Horwath during fiscal 2009.

The Audit Committee has considered the nature and amount of the fees billed by Horwath, and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining Horwath’s independence.

Vote Required

The proposal to approve the selection of Horwath Velez & Co. PSC as our independent accountant requires the affirmative vote of a majority of the votes cast.

The board of directors recommends a vote FOR the proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm. We have engaged Horwath as our independent public accountants to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.         The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.         The Audit Committee has discussed with Horwath, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.         The Audit Committee has also received the written disclosures and the letter from Horwath required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Horwath with that firm.

4.         Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

Howard Spindel, Chairman
Kirk Michel
Irwin Wiesen

This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC and it not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information as to shares of common stock beneficially owned as of February 10, 2010 by:

•	each director;

•	each officer named in the summary compensation table (“Named Executive Officers”);

•	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and

•	all directors and Named Executive Officers as a group.

As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights and the address for each person is c/o Pharma-Bio Serv, Inc., the Pharma-Bio Serv Building, #6 Road 696, Dorado, Puerto Rico, 00646.

Name	Shares of Common Stock Beneficially Owned at February 10, 2010	Percentage
Directors and Named Executive Officers
Elizabeth Plaza(1)	10,614,451	47.82%
Dov Perlysky(2)	2,338,393	11.06%
Kirk Michel(3)	560,906	2.67%
Howard Spindel(4)	50,000	*
Irving Wiesen(4)	50,000	*
Nelida Plaza(4)	168,997	*
Pedro Lasanta(4)	10,000	*
All Directors and Named Executive Officers as a group (seven persons) (5)	13,792,747	59.72%
5% or Greater Stockholders Venturetek, L.P.(6)	4,697,990	21.05%
San Juan Holdings, Inc.(7)	4,686,443	20.23%
Pentland USA, Inc.(8)	1,532,719	7.21%
Fame Associates(9)	1,532,719	7.21%

*	Less than 1%.
(1)
Includes 4,099,241 shares owned by Ms. Plaza directly, a vested option to purchase 83,333 shares, vested warrants to purchase 1,361,600 shares and 5,070,277 shares subject to a voting proxy in favor of Ms. Plaza. In conjunction with certification as a minority controlled business, Ms. Plaza received irrevocable proxies (“Voting Proxies”) to vote an aggregate of 5,070,277 shares of the Company’s common stock from Venturetek LP, Krovim, LLC and LDP Family Partnership. These Voting Proxies are effective until July 1, 2010, unless the business certification expires sooner.

(2)
The shares of common stock beneficially owned by Mr. Perlysky include (i) 1,164,554 shares of common stock owned by Krovim, LLC, (ii) 772,791 shares owned by LDP Family Partnership and 386,048 shares issuable upon exercise of warrants held by the LDP Family Partnership (iii) options issued to Mr. Perlysky to purchase 15,000 shares of common stock, which are vested as of February 10, 2010. Elizabeth Plaza exercises voting power over the shares owned by Krovim pursuant to a Voting Proxy and Mr. Perlysky as the manager of Nesher, LLC, which is the manager of Krovim, may be deemed to exercise dispositive power over these shares. Mr. Perlysky disclaims beneficial interest in the shares owned by Krovim. Elizabeth Plaza exercises voting power over the shares owned by the LDP Family Partnership pursuant to a Voting Proxy and Mr. Perlysky’s wife, the general partner of LDP Family Partnership, is deemed to exercise dispositive power over these shares. Mr. Perlysky disclaims beneficial ownership in the securities owned by his wife.

(3)
The shares of common stock beneficially owned by Mr. Michel consist of 50,000 shares of common stock issuable upon exercise of options, which are vested as of February 10, 2010, 340,706 shares of common stock owned by KEMA Advisors, of which Mr. Michel is managing director, and 170,200 shares issuable upon exercise of warrants held by KEMA Advisors.

(4)	The shares of common stock owned by each of Ms Nélida Plaza, Mr. Spindel Mr. Wiesen and Mr. Lasanta represent shares issuable upon exercise of options, which are vested as of February 10, 2010.

(5)	Includes 427,330 shares issuable upon the exercise of options, which are vested as of February 10, 2010 and 1,917,848 shares issuable upon exercise of warrants.

(6)
This information was obtained from a Schedule 13D filed by Venturetek, L.P. (“Venturetek”) on July 10, 2008. Includes 1,565,058 shares issuable upon currently exercisable warrants. Mr. David Selengut, the manager of TaurusMax LLC, which is the general partner of Venturetek has sole dispositive power and Elizabeth Plaza has sole voting power over these shares pursuant to a Voting Proxy. The shares beneficially owned by Venturetek do not include 200 shares of common stock held by Mr. Selengut and 200 shares held by Mr. Selengut’s wife. Mr. Selengut disclaims beneficial ownership of the shares held by his wife. The mailing address for Venturetek, L.P. is 150 East 42nd Street, New York, NY 10017.

(7)
This information was obtained from a Schedule 13D filed by San Juan Holdings, Inc. on July 11, 2008. Includes 2,417,315 shares of common stock issuable upon exercise of warrants. Messrs. Ramon Dominguez and Addison M. Levi III have voting and dispositive power over these shares. The mailing address for San Juan Holdings, Inc. is 255 Ponce de Leon Ave., San Juan, PR 00917.

(8)
This information was obtained from a Schedule 13D filed by Pentland USA, Inc. on May 15, 2006. Includes 510,600 shares issuable upon exercise of currently exercisable warrants. The mailing address for Pentland USA, Inc. is 3333 New Hyde Park Road, New Hyde Park, New York 11042.

(9)
This information was obtained from a Schedule 13D filed by Fame Associates on May 17, 2006. Includes 510,600 shares issuable upon exercise of currently exercisable warrants.  The mailing address for Fame Associates is 111 Broadway, 20th Floor, New York, New York 10006.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to our executive officers.

Name	Age	Position
Elizabeth Plaza	46	President, Chief Executive Officer and Chairman of the Board and Director
Nélida Plaza	42	President of Puerto Rico Operations and Secretary
Pedro J. Lasanta	50	Chief Financial Officer and Vice President - Finance and Administration

Information concerning Elizabeth Plaza is set forth under “Election of Directors.”

Nélida Plaza has been the vice president of operations of Pharma-PR since January 2004, our secretary since January 25, 2006, and our President of Puerto Rico Operations since December 31, 2009, in charge of Scienza Labs, Integratek, Pharma Academy and Pharma-PR. Ms. Plaza served as our vice president from January 25, 2006 to December 31, 2009. In July 2000, Ms. Plaza joined Pharma-PR as a project management consultant. In the past, Ms. Plaza was a unit operations leader and safety manager at E.I. DuPont De Nemours where she was involved with the development, support and audit of environmental, safety and occupational health programs. Ms. Plaza holds a M.S. in Environmental Management from the University of Houston in Clear Lake and a B.S. in Chemical Engineering from the University of Puerto Rico. Nélida Plaza was recognized by Casiano Communications as one of the 40 under 40 distinguished executives in Puerto Rico.

Pedro J. Lasanta has been our chief financial officer and vice president - finance and administration since November 2007. From 2006 until October 2007, Mr. Lasanta was in private practice as an accountant, tax and business counselor. From 1999 until 2006, Mr. Lasanta was the Chief Financial Officer for Pearle Vision Center PR, Inc. In the past, Mr. Lasanta was also an audit manager for Ernst & Young, formerly Arthur Young & Company. He is a cum laude graduate in business administration (accounting) from the University of Puerto Rico. Mr. Lasanta is a certified public accountant.

Elizabeth Plaza and Nélida Plaza are sisters. There is no other family relationship among our officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the following officers, directors and 10% stockholders were late in filing a Form 3 or 4 during 2009:  Pedro Lasanta did not timely file a Form 4 reporting one transaction that occurred on December 18, 2008.  The Form 4 was filed on February 23, 2009.  Howard Spindel, Irving Wiesen and Kirk Michel did not timely file a Form 4 reporting two transactions that occurred on January 2, 2008 and January 2, 2009. The Form 4s were filed by these persons on March 2, 2009. Dov Perlysky did not timely file a Form 4 reporting two transactions that occurred on January 10, 2008 and February 1, 2009.  The Form 4 was filed on March 3, 2009.

Code of Ethics

We have adopted a Code of Ethics that applies to all our senior management, including our principal executive officer, principal financial officer and principal accounting officer, and directors.

Executive Compensation

SUMMARY COMPENSATION TABLE

The following table provides the compensation paid to our Chief Executive Officer and other executive officers whose total compensation exceeded $100,000 for the fiscal years ended October 31, 2009 and 2008.

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards ($)(1)	All Other Compensation(2)	Total
Elizabeth Plaza, President,	2009	$79,450	$—	$15,016	$18,685	$113,151
Chief Executive Officer and Chairman of the Board of Directors	2008	250,000	—	12,972	24,828	287,800

Nélida Plaza, President of	2009	$140,795	$—	$12,821	$11,592	$165,208
Puerto Rico Operations and Secretary	2008	150,000	—	11,595	11,592	173,187

Pedro Lasanta, Chief Financial	2009	$107,600	$—	$2,923	$2,000	$112,523
Officer and Vice President –Finance and Administration	2008	100,000	—	—	6,000	106,000
__________________

(1)
Amount shown do not reflect compensation received by the officers. Instead, the amounts shown are the compensation costs recognized by us in fiscal year 2009 and 2008 for option grants that were made to officers as determined pursuant to FAS 123R. The assumptions used to calculate the value of option awards are set forth under Note I – Stock Options and Stock Based Compensation in our audited financial statements for the fiscal year ended October 31, 2009, included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

(2)	All other compensation for Elizabeth Plaza and Nélida Plaza correspond to company lease payments for vehicles under their use, while for Pedro Lasanta represents a car allowance.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes information regarding equity-based awards held by our Named Executive Officers as of October 31, 2009.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Elizabeth Plaza(1)	41,666	83.334	$0.6500	Dec. 20, 2012
Nélida Plaza(2)(3)	62,722	31,361	$0.7344	Jan. 27, 2011
	12,457	24,915	$0.7344	Jan. 27, 2011
	25,000	50,000	$0.6500	Dec. 20, 2012
Pedro Lasanta(4)	-	30,000	$0.5000	Dec. 15, 2013
__________________

(1)  Options to purchase 125,000 shares of common stock were granted on December 20, 2007 and vest in three equal annual installments beginning on December 20, 2008.

(2)  Prior to the reverse acquisition, Pharma-PR, which was then wholly owned by Elizabeth Plaza, had granted Nélida Plaza an option to purchase 500 shares of its common stock at an exercise price of $138.19 per share. At the consummation of the reverse merger in January 2006, we granted Ms. Nélida Plaza options to purchase 131,455 shares of common stock at an exercise price of $0.7344 per share, the fair market value on the date of grant, of which an option to purchase 94,083 shares of our common stock was issued to replace options granted prior to the reverse acquisition.

(3) Options to purchase 94,083 share of common stock were granted on January 27, 2006 and vest in three equal annual installments beginning on January 27, 2008.  Options to purchase 37,372 shares of common stock were granted on January 27, 2006 and vest in three equal installments thirty-six, forty-eight and fifty-four months from January 27, 2006.  Options to purchase 75,000 shares of common stock were granted on December 20, 2007 and vest in three equal annual installments beginning on December 20, 2008.

(4) Options to purchase 30,000 share of common stock were granted on December 18, 2008 and vest in three equal annual installments beginning on December 18, 2009.

Employment Agreements

Elizabeth Plaza

On January 25, 2006, we entered into an employment agreement with Elizabeth Plaza. Our agreement with Elizabeth Plaza, recently extended to July 1, 2010, provides that Ms. Plaza will serve as our president and chief executive officer for which she will receive a salary at the annual rate of $250,000. The Company will also provide Ms. Plaza with an automobile allowance at the annual rate of $24,828, discretionary bonuses and stock options or other equity-based incentives as shall be determined by our Compensation Committee, except that her bonus shall not be less than 4% or more than 50% of her salary. If we terminate Ms. Plaza’s employment other than for cause or as a result of her death or disability, we are required to pay Ms. Plaza the balance of her compensation for her employment terms and her consulting term and other benefits, including a pro rata portion of the bonus that would have been paid to her, and her obligations under her non-competition provision terminate. Since the bonus is discretionary, with a minimum bonus of 4% of Ms. Plaza’s salary, unless the Compensation Committee shall have provided for a greater bonus prior to the termination of Ms. Plaza’s employment without cause, Ms. Plaza would not be entitled to a bonus greater than $10,000, which is 4% of $250,000, the amount of the bonus to be based on the remaining employment term.

On March 11, 2009, upon the request of Elizabeth Plaza and upon the approval of the Company’s Compensation Committee, the Company entered into a Second Amendment to Employment Agreement (the “Second Amendment”) with Ms. Plaza, to reduce Ms. Plaza’s current annual base salary from $250,000 to $200,000 for the period of January 1, 2009 to February 23, 2009 and to reduce Ms. Plaza’s automobile allowance from $2,069 to $1,400.

On March 11, 2009, upon the request of Ms. Plaza, and upon the approval of the Company’s Compensation Committee, the Company entered into a Third Amendment to Employment Agreement (the “Third Amendment”) with Ms. Plaza, pursuant to which Ms. Plaza will no longer receive an annual base salary effective February 23, 2009.

Effective January 1, 2010, the Company amended the Employment Agreement of Elizabeth Plaza, President and Chief Executive Officer of the Company, dated January 25, 2006, as amended.  The amendment extends Elizabeth Plaza's term of employment for an additional six months to expire on July 1, 2010.  The amendment also restores Elizabeth Plaza's compensation as originally set forth in the Employment Agreement, dated January 25, 2006, to an annual base salary of $250,000.  All other terms and conditions of Ms. Plaza's employment agreement, as amended, remain the same.  As previously stated, effective January 1, 2009, Elizabeth Plaza's automobile allowance was reduced to $1,400 per month and Ms. Plaza has not received a salary from the Company for her services as President and Chief Executive Officer since February 23, 2009.

Nelida Plaza

On January 25, 2005, we entered into an employment agreement with Nélida Plaza.  Our original agreement with Nélida Plaza provided that Ms. Plaza will serve as vice president for a term of three years for which she will receive annual compensation at the annual rate of $150,000. She was also entitled to bonus compensation as is determined by the Compensation Committee, not to exceed 50% of her salary. We also agreed to make the lease payments on the automobile she currently leases. Such payments are at the annual rate of approximately $11,592. If we terminate Ms. Plaza’s employment other than for cause or as a result of her death or disability, we are required to pay Ms. Plaza her compensation for the balance of the term and other benefits, including a pro rata portion of the bonus that would have been paid to her, and her obligations under her non-competition provision terminate. Since Ms. Plaza’s employment contract provides for a discretionary bonus, unless the compensation committee shall have provided for a bonus to Ms. Plaza prior to the termination of her employment without cause, Ms. Plaza would not be entitled to any bonus payment.

On March 11, 2009, upon the approval of the Company’s Compensation Committee, the Company entered into an Amendment to Employment Agreement with Nelida Plaza to extend the term of her employment for an indefinite amount of time and to reduce Ms. Plaza’s current annual base salary from $150,000 to $135,000 effective March 1, 2009.

On December 31, 2009, the Employment Agreement, dated January 25, 2006, between the Company and Nelida Plaza, which had an indefinite term, was replaced and superseded by a new employment agreement (in effect, terminating the prior agreement early without penalty or cost to either party).

On December 31, 2009, Pharma-Bio Serv PR, Inc., a subsidiary of the Company, entered into an Employment Agreement with Nelida Plaza, Vice President of Operations and Secretary of the Company, which replaces the Employment Agreement entered into by and between Nelida Plaza and the Company, dated January 25, 2006.  Pursuant to the employment agreement, Nelida Plaza will serve as President of Puerto Rico Operations, in charge of Scienza Labs, Integratek, Pharma Academy and Pharma-Bio Serv PR, for an indefinite period of time.  Nelida Plaza will also continue to serve as the Secretary of the Company.  Pursuant to the employment agreement, Nelida Plaza will be entitled to receive an annual base salary of $175,000 and such bonus compensation as determined by the compensation committee, not to exceed 50% of her salary. Also, she is entitled to receive such stock options or other equity-based incentives as determined by the compensation committee.  The Company also agreed to make the lease payments on the automobile she currently leases. If Nelida Plaza's employment is terminated other than for cause or as a result of her death or disability, the Company is required to pay Nelida Plaza the balance of her salary for the working period.  In addition, if applicable Nelida Plaza may receive severance under PR labor law No. 80 of May 80, 1976, known as the “Wrongful Discharge Act” (“Ley Despido Injusticado”).

The employment agreements with both Elizabeth Plaza and Nélida Plaza provide that during the term of the agreement and for two years thereafter, the executive will not, directly or indirectly engage in a competing business or solicit any customer or seek to persuade any customer to reduce the amount of business it does with us or seek to persuade any employee to leave our employ.

Pedro Lasanta

On November 5, 2007, we entered into an employment agreement with Pedro Lasanta, our chief financial officer, pursuant to which we pay Mr. Lasanta an annual salary of $100,000 plus a monthly car allowance of $500. The agreement has a one-year term, which we may extend subject to the approval of the president and chief executive officer and the Audit Committee. Mr. Lasanta’s employment agreement has a non-competition provision pursuant to which he agrees that during the term of the agreement and for one year thereafter, Mr. Lasanta will not, directly or indirectly, engage in a competing business or solicit any customer or seek to persuade any customer to reduce the amount of business it does with us or seek to persuade any employee to leave our employ.

On December 17, 2008, we entered into an amendment to the employment agreement with Pedro Lasanta pursuant to which the term of the contract was extended indefinitely.  The amended employment agreement provides that we will pay Mr. Lasanta an annual salary of $110,000 and an annual bonus in cash or Company stock options to be granted based on performance metrics to be established.  Pursuant to the amended employment agreement, we will grant Mr. Lasanta options to purchase 30,000 shares of Company stock having an exercise price equal to fair market value on the date of grant and vesting in three equal annual installments beginning one year from November 1, 2008.  In addition, upon termination of Mr. Lasanta’s employment for reasons other than those set forth in his amended employment agreement, Mr. Lasanta will receive a lump-sum severance payment in an amount equivalent to six months of his salary at the time of the termination, less legal withholdings, or the severance established by PR labor law No. 80 of May 30, 1976 known as the “Wrongful Discharge Act” (“Ley de Despido Injustificado”), whichever amount is higher.  All other terms and conditions of Mr. Lasanta’s employment agreement remain the same.

On March 11, 2009, upon the approval of the Company’s Compensation Committee, the Company entered into an Amendment to Employment Agreement with Pedro J. Lasanta to reduce Mr. Lasanta’s current annual base salary from $110,000 to $106,000 and to eliminate Mr. Lasanta’s automobile allowance effective March 1, 2009.

Effective January 1, 2010, the Company amended the Employment Agreement of Mr. Lasanta, dated November 5, 2007, to restore Mr. Lasanta's annual base salary to $110,000. All other terms and conditions of Mr. Lasanta's employment agreement, as amended, remain the same.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 25, 2006, we acquired Pharma-PR from Elizabeth Plaza, as the sole stockholder of Pharma-PR. At the closing, we paid Ms. Plaza $10,000,000 and issued to Ms. Plaza 1,150,000 shares of common stock. In addition, pursuant to agreement Ms. Plaza was entitled to three payments, each in the amount of $2,750,000, on January 25, 2007, 2008 and 2009, all of which were paid through the end of our fiscal year ended October 31, 2009.

San Juan Holdings represented Pharma-PR and Elizabeth Plaza in connection with the reverse acquisition. For such services, we issued 600,000 shares of common stock and warrants to purchase 2,500,000 shares of common stock, with an exercise price of $0.06 per share, to San Juan Holdings. In our private placement of series A preferred stock and warrants, San Juan Holdings purchased three units. The purchase price for the three units was $750,000. The broker, which is an affiliate of San Juan Holdings, waived the commission and the non-accountable expense allowance with respect to such sales, and as a result, San Juan Holdings purchased the three units for a net payment of $652,500. The three units were comprised of 75,000 shares of series A preferred stock and warrants to purchase 510,600 shares of common stock. The shares of series A preferred stock became converted into 1,021,200 shares of common stock. We also issued 919 shares of common stock to San Juan Holdings as a result of our failure to file the registration statement of which this prospectus is a part in a timely manner. We also paid an affiliate of San Juan Holdings a broker's commission and non-accountable expense allowance of $195,000 for sales made to other purchasers in the private placement, and we issued to the affiliate three-year warrants to purchase an aggregate of 275,724 shares of common stock at an exercise price of $0.7344 per share. On July 2008, San Juan Holdings exercised 669,009 of the warrants exercisable at $0.06.

KEMA Advisors, Inc., of which Kirk Michel, a director, is managing director, purchased one unit, consisting of 25,000 shares of series A preferred stock and warrants to purchase an aggregate of 170,200 shares of common stock for $250,000. The shares of series A preferred stock became converted into 340,400 shares of common stock. We also issued 306 shares of common stock to KEMA Advisors for our failure to file the registration statement in a timely manner.

On July 1, 2008, the Company received certification as a “minority-controlled company” as defined by the National Minority Supplier Development Council and Growth Initiative (“NMSDC”). As part of the certification process, Ms. Plaza agreed to purchase an aggregate of 466,667 warrants from six warrant holders, one of which was San Juan Holdings, at a purchase price of $0.77 per warrant pursuant to a Securities Purchase Agreement dated December 12, 2007, as amended, and to immediately exercise the warrants at an exercise price of $.7344 per share, with proceeds to the Company of $342,720.24 per share. Ms. Plaza purchased the warrants from the six warrant holders and exercised the warrants effective as of July 9, 2008. The effective price per share to Ms. Plaza was $1.5044 per share in this transaction.

FINANCIAL STATEMENTS

A copy of our Form 10-K for the year ended October 31, 2009, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the report for financial and other information about us.

Additional copies of our Form 10-K for the year ended October 31, 2009 may be obtained without charge by writing to Ms. Nélida Plaza, President of Puerto Rico Operations and Secretary, Pharma-Bio Serv, Inc., #6 Road 696, Dorado, Puerto Rico, 00646. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents our reasonable cost on furnishing such exhibits. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

OTHER MATTERS

Other Matters to be Submitted

Our board of directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Proxy Solicitation Costs

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission, but such persons will not receive any special compensation for such services. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

Deadline for Submission of Stockholder Proposals for the 2011 Annual Meeting

Proposals of stockholders intended to be presented at the 2011 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than October 30, 2010 to be included in the proxy statement for that meeting.

In addition, in order for a stockholder proposal to be presented at our meeting without it being included in our proxy materials, notice of such proposal must be delivered to the Secretary of our Company at our principal offices no later than October 30, 2010. If notice of any stockholder proposal is received after October 30, 2010, then the notice will be considered untimely and we are not required to present such proposal at the 2011 Annual Meeting, then the persons named in proxies solicited by the board of directors for the 2011 Annual Meeting may exercise discretionary voting power with respect to such proposal.

A copy of the Annual Report has been mailed to every stockholder of record. The Annual Report is not considered proxy soliciting material.

By Order of the Board of Directors

/s/ Elizabeth Plaza

Elizabeth Plaza
President, Chief Executive Officer and Chairman of the Board of Directors

 February 26, 2010

0

PHARMA-BIO SERV, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Elizabeth Plaza and Pedro J. Lasanta or either of them acting in the absence of the other, with full power of substitution or revocation, proxies for the undersigned, to vote at the 2010 Annual Meeting of Stockholders of Pharma-Bio Serv, Inc. (the "Company"), to be held at 1:00 p.m. local time, on Friday, March 26, 2010, at the offices of the Corporation at the Pharma-Bio Serv Building, #6 Road 696, Dorado, Puerto Rico 00646, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

PHARMA-BIO SERV, INC.

March 26, 2010

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530000000000001000 6 032610

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following five (5) directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Elizabeth Plaza
- ○ Kirk Michel
- ○ Dov Perlysky
- ○ Howard Spindel
- ○ Irving Wiesen

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

3. In their discretion, upon the transaction of such other business as may properly come before the meeting.

The shares represented by this proxy will be voted on Items 1, 2 and 3 as directed by the stockholder, but if no direction is indicated, will be voted **FOR** each of those Items.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.